Exhibit 5(a)

[KeyCorp Letterhead]

June 12, 2006

KeyCorp

127 Public Square

Cleveland, Ohio 44114

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

I am Vice President and Deputy General Counsel of KeyCorp, an Ohio corporation (the “Corporation”), and I have acted as counsel to the Corporation in connection with the Registration Statement on Form S-3 filed on June 12, 2006 (and all amendments thereto) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”) (the “Registration Statement”). The Registration Statement relates to the registration of certain classes of securities consisting of:

(a) junior subordinated debt securities of the Corporation (the “Junior Subordinated Debt Securities”) to be issued from time to time under an Indenture between the Corporation and Bankers Trust Company, as trustee (the “Junior Subordinated Indenture”), a copy of which is incorporated by reference to Exhibit 4(a) to Registration Statements Nos. 333-19151 and 333-19151-01, as amended by a first supplemental indenture, a copy of which is incorporated by reference to Exhibit 4(b) to Registration Statements Nos. 333-124023 and 333-124023-01, between the Corporation and Deutsche Bank Trust Company Americas, as trustee (the “First Supplemental Indenture” and, together with the Junior Subordinated Indenture, being referred to herein collectively as the “Indenture”);

(b) share purchase contracts of the Corporation (the “Share Purchase Contracts”);

(c) preferred shares, $1 par value each, of the Corporation (the “Preferred Shares”);

(d) depositary receipts (the “Depositary Receipts”) for depositary shares (the “Depositary Shares”), representing an interest in Preferred Shares of the Corporation to be issued under a Deposit Agreement, between the Corporation and a bank or trust company, as depositary (the “Depositary”) , substantially in the form that is incorporated by reference to Exhibit 4(i) to Registration Statement No. 33-58405 (the “Deposit Agreement”);

(e) units, consisting of one or more of the Securities (as defined below) in any combination (the “Units”);

(f) trust preferred securities (the “Trust Preferred Securities”) of KeyCorp Capital VIII, a Delaware statutory trust (the “Issuer Trust”); and

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June 12, 2006

(g) guarantees of the Corporation with respect to the Trust Preferred Securities (the “Guarantees”) to be executed and delivered by the Corporation for the benefit of the holders of the Trust Preferred Securities.

The Junior Subordinated Debt Securities, Share Purchase Contracts, Preferred Shares, Depositary Shares, Units, Trust Preferred Securities and Guarantees are referred to herein collectively as the “Securities.”

I am familiar with the corporate proceedings of the Corporation to date with respect to the proposed issuance and sale of the Securities, and I have examined such corporate records of the Corporation and such other documents and certificates as I have deemed necessary as a basis for the opinions hereinafter expressed. In rendering this opinion, I have assumed, without any independent investigation, that (i) all documents that have been submitted to me as originals are authentic, and that all documents that have been submitted to me as copies conform to authentic, original documents; and (ii) all persons executing agreements, instruments or documents examined or relied upon by me had the capacity to sign such agreements, instruments or documents, and all such signatures are genuine.

I have assumed that each of the documents have been duly authorized, executed and delivered by each of the parties thereto other than the Corporation and constitute valid and legally binding obligations of such parties enforceable in accordance with their respective terms, except as limited by Title 11 of the United States Code (Bankruptcy) and other applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other laws relating to or affecting creditors’ rights generally and general principles of equity, constitutional rights and public policy, regardless of whether enforceability is considered in a proceeding at law or in equity and except that the provisions requiring payment of attorneys’ fees may not be enforced by courts applying Ohio law.

Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

(1) When in accordance with applicable law appropriate corporate action has been taken to fix the terms of one or more issues of the Junior Subordinated Debt Securities under the Indenture and to authorize their issuance and sale, and when the Junior Subordinated Debt Securities with the terms so fixed shall have been duly authenticated under the Indenture, and issued and sold as described in the prospectus included in the Registration Statement as it may at any time be amended, and in any prospectus supplement relating thereto, pursuant to and in a manner consistent with such corporate action, such Junior Subordinated Debt Securities will constitute valid and legally binding obligations of the Corporation entitled to the benefits provided by the Indenture.

(2) When appropriate corporate action has been taken to authorize the Corporation to execute and deliver the Share Purchase Contracts, to fix the terms of one or more issues thereunder, and such Share Purchase Contracts shall have been duly executed and delivered by

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June 12, 2006

the Corporation, such Share Purchase Contracts shall constitute valid and legally binding obligations of the Corporation, and, where applicable (i) the Preferred Shares issuable upon exercise of any such Share Purchase Contracts, when duly authorized and reserved therefore after appropriate corporate and other action has been taken in accordance with paragraph 3, and when paid for in accordance with the terms of the applicable Share Purchase Contracts, will be validly issued, fully paid and nonassessable; and (ii) the Depositary Shares issuable upon exercise of any such Share Purchase Contracts when duly authorized by appropriate corporate action and other action has been taken in accordance with paragraph 3, and when paid for in accordance with the applicable Share Purchase Contracts, will be validly issued and will entitle the holders to the rights specified in the Depositary Receipts and the Deposit Agreement.

(3) When appropriate corporate action has been taken to authorize the issuance and fix the terms of one or more issues of Preferred Shares in accordance with applicable law and the Corporation’s charter documents, such Preferred Shares will have been duly authorized and, when issued and sold as described in the Prospectus included in the Registration Statement as it may at any time be amended, and in any prospectus supplement relating thereto, pursuant to and in a manner consistent with such corporate action, such Preferred Shares will be validly issued, fully paid and nonassessable.

(4) When appropriate action has been taken to authorize the issuance and fix the terms of one or more issues of Depositary Shares and the underlying Preferred Shares in accordance with paragraph 3, and to authorize the execution and delivery of the related Deposit Agreement, and when such Deposit Agreement shall have been duly executed and delivered by the Corporation and the Depositary, such Depositary Shares and underlying Preferred Shares will have been duly authorized and, when Depositary Receipts for such Depositary Shares and the Depositary Shares shall have been issued and sold as described in the prospectus included in the Registration Statement as it may at any time be amended, and in any prospectus supplement relating thereto, pursuant to and in a manner consistent with such authorization, and when the underlying Preferred Shares shall have been validly issued after appropriate corporate action and other action has been taken in accordance with paragraph 3, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Deposit Agreement.

(5) When appropriate corporate action has been taken to authorize the Corporation to execute and deliver the Guarantees and to authorize the execution and delivery of a Guarantee Agreement, substantially in the form that is incorporated by reference to Exhibit 4(l) to Registration Statements Nos. 333-124023, 333-124023-01 and 333-124023-02 (the “Guarantee Agreement”), and when such Guarantee Agreement shall have been duly executed and delivered by the Corporation and the Guarantee Trustee, and when Guarantees with terms so fixed shall have been duly executed and delivered as specified in the related Guarantee Agreement, such Guarantees shall constitute valid and legally binding obligations of the Corporation.

The opinions set forth above are subject to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; (ii) general equitable

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principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

This opinion is given on the basis of the law and the facts existing as of the date hereof. I assume no obligation to advise you of changes in matters of fact or law which may thereafter occur. My opinion is based on statutory laws and judicial decisions that are in effect on the date hereof, and I do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof.

The foregoing opinions are limited to the federal laws of the United States, the laws of the State of New York and the laws of the State of Ohio, and I am expressing no opinion as to the effect of the laws of any other jurisdiction

I understand that you have received opinions regarding the Trust Preferred Securities from Richards, Layton & Finger, P.A., special Delaware counsel for the Corporation and the Issuer Trust. I am expressing no opinion with respect to the matters contained in such opinions.

This opinion is intended solely for your use in connection with the Corporation’s Registration Statement on Form S-3 and may not be reproduced, filed publicly, or relied upon by you for any other purpose or by any other person for any purpose without our prior written consent.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of my name therein.

Very truly yours,

/S/    DANIEL R. STOLZER

Daniel R. Stolzer

Vice President and Deputy General Counsel